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                                                                    EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Hanover Direct, Inc. (the "Company") on Form 10-Q, as amended, for the period ended June 29, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas C. Shull, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

         Signed at the City of Edgewater, in the State of New Jersey, this 19th day of August, 2002.

                                                       /s/ Thomas C. Shull
                                                       _________________________
                                                       Thomas C. Shull